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                CERTIFICATE OF DESIGNATION OF RIGHTS, PREFERENCES
                                AND PRIVILEGES OF
                  SERIES A JUNIOR PARTICIPATING PREFERRED STOCK
                                       OF
                          VARI-LITE INTERNATIONAL, INC.

         The undersigned, H.R. Brutsche III and Jerome L. Trojan do hereby certify:

         1. That they are the duly elected and acting Chief Executive Officer and Secretary, respectively, of Vari-Lite International, Inc., a Delaware corporation (the "Corporation").

         2. That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the said Corporation, the said Board of Directors on September 14, 1999 adopted the following resolution creating a series of 50,000 shares of Preferred Stock designated as Series A Junior Participating Preferred Stock:

         "RESOLVED, that pursuant to the authority vested in the Board of Directors of the corporation by the Certificate of Incorporation, the Board of Directors does hereby provide for the issue of a series of Preferred Stock of the Corporation and does hereby fix and herein state and express the designations, powers, preferences and relative and other special rights and the qualifications, limitations and restrictions of such series of Preferred Stock as follows:

         1. DESIGNATION AND AMOUNT. The shares of such series shall be designated as "Series A Junior Participating Preferred Stock," par value $0.10 per share (the "Series A Junior Preferred Stock"), and the number of shares constituting such series shall be 50,000.

         2. DIVIDENDS AND DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of any shares of any series of Preferred Stock ranking prior and superior to the shares of Series A Junior Preferred Stock with respect to dividends, the holders of shares of Series A Junior Preferred Stock in preference to the holders of Common Stock and of any other junior stock, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available therefor, dividends payable quarterly on the first day of January, April, July and October (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Stock or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise), declared on the Common Stock, since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Junior Preferred Stock. If the Corporation shall at any time after the record date for the initial distribution of the Corporation's Preferred Stock Purchase Rights pursuant to the Rights Agreement between the Corporation and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Declaration Date"), (i)

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declare any dividend on Common Stock payable in shares of Common Stock, (ii)
subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         (b) The Corporation shall declare a dividend or distribution on the Series A Junior Preferred Stock as provided in paragraph (a) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, if no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

         (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Junior Preferred Stock, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 60 days prior to the date fixed for the payment thereof.

         3. VOTING RIGHTS. The holders of shares of Series A Junior Preferred Stock shall have the following voting rights:

         (a) Subject to the provision for adjustment hereinafter set forth, each share of Series A Junior Preferred Stock shall entitle the holder thereof to 1,000 votes on all matters submitted to a vote of the stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Junior Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.


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         (b) Except as otherwise provided herein, or under applicable law, the holders of shares of Series A Junior Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation.

         (c) Except as otherwise provided herein, in the Certificate of Incorporation, or under applicable law, holders of Series A Junior Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

         4. CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on the Series A Junior Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

                  (i) declare or pay or set apart for payment any dividends or make any other distributions on, or redeem or purchase or otherwise acquire, directly or indirectly, for consideration any shares of any class of stock of the Corporation ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock;

                  (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, except dividends paid ratably on the Series A Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire, directly or indirectly, for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Junior Preferred Stock; or

                  (iv) purchase or otherwise acquire for consideration any shares of Series A Junior Preferred Stock, or any shares of stock ranking on a parity with the Series A Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

                  (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the


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Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

         5. REACQUIRED SHARES. Any shares of Series A Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein.

         6. LIQUIDATION, DISSOLUTION OR WINDING UP. (a) Upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Series A Junior Preferred Stock shall have received an amount equal to 1,000 times the par value per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Junior Preferred Stock unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in paragraph (c) below to reflect such events as stock splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause (ii) being hereinafter referred to as the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Junior Preferred Stock and Common Stock, respectively, holders of Series A Junior Preferred Stock and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to such Series A Junior Preferred Stock and Common Stock, on a per share basis, respectively.

         (b) If there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Junior Preferred Stock, then such remaining assets shall be distributed ratably to the holders of all such shares in proportion to their respective liquidation preferences. If there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

         (c) If the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator


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of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         7. CONSOLIDATION, MERGER, SHARE EXCHANGE, ETC. If the Corporation shall enter into any consolidation, merger, share exchange, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case the shares of Series A Junior Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date (i) declare any dividend on Common Stock payable in shares of Common Stock,
(ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

         8. NO REDEMPTION. The shares of Series A Junior Preferred Stock shall not be redeemable.

         9. RANKING. The Series A Junior Preferred Stock shall rank junior to all other series of the Corporation's Preferred Stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         10. AMENDMENT. The Certificate of Incorporation shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of two-thirds or more of the outstanding shares of Series A Junior Preferred Stock, voting together as a single voting group.

         11. FRACTIONAL SHARES. Series A Junior Preferred Stock may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Junior Preferred Stock.


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         IN WITNESS WHEREOF, the Corporation has caused this certificate to be duly executed by H.R. Brutsche III, its Chief Executive Officer, and attested by Jerome L. Trojan, its Secretary, this 24th day of September, 1999.

                               VARI-LITE INTERNATIONAL, INC.



                               By:    /s/ H.R. Brutsche III
                                    ------------------------------------------
                                    H.R. Brutsche III, Chief Executive Officer


ATTEST:


 /s/ Jerome L. Trojan
-------------------------------
Jerome L. Trojan, Secretary



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